Exhibit 21

  Subsidiaries and Jurisdictions

                                   State or Other   Date of
                                   Jurisdiction of  Incorporation,  Ownership
                                   Incorporation    Organization    (Direct or
          Subsidiary               or Organization  or Acquisition  Indirect)
      ---------------------------  ---------------  --------------  ---------

      1.Global Oro LLC                Delaware           2003          100%
      2.Global Plata LLC              Delaware           2003          100%
      3.Global Gold Mining LLC        Delaware           2003          100%
      4.Global Gold Hankavan LLC       Armenia           2003          100%
      5.Mego-Gold LLC                  Armenia           2005          100%
      6.Getik Mining Company LLC       Armenia           2006          100%
      7.Global Gold Uranium LLC       Delaware           2007          100%
      8.Global Gold Armenia, LLC      Delaware           2003          100%
      9.Global Gold Chile Limited        Chile           2004          100%
      10.Global Gold Valdivia            Chile           2007           51%